Exhibit 99.1

Fitbit Reports Third Quarter Results for the Three Months Ended September 28, 2019

•	Revenue of $347 million, GAAP Net Loss Per Share of $(0.20), Non-GAAP Net Loss Per Share of $(0.10)

•	Fitbit Health Solutions revenue of $73 million Year-to-Date, up 31% year-over-year

SAN FRANCISCO — November 6, 2019 - Fitbit, Inc. (NYSE:FIT) today reported revenue of $347 million, GAAP net loss per share of $(0.20), non-GAAP net loss per share of $(0.10), GAAP net loss of $(52) million, non-GAAP net loss of $(27) million, cash used in operations of $(41) million and free cash flow of $(56) million for its third quarter of 2019.

“In Q3 we continued to make good progress shifting our business towards the faster growing smartwatch category with the introduction of Versa 2, expanding Fitbit Health Solutions, and deepening our relationship with consumers with the launch of Premium.” said James Park, co-founder and CEO. “The continued success of the Fitbit brand is built on the trust of our users, and our commitment to strong user privacy and security will not change. I’m excited about the combination of Fitbit and Google and look forward to closing the transaction and further advancing our vision and mission, accelerating innovation in the category and ultimately helping more people around the world get healthier.”

Third Quarter 2019

	For the Three Months Ended		For the Nine Months Ended
In millions, except percentages and per share amounts	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
GAAP Results
Revenue	$347.2	$393.6	$932.6	$940.8
Gross Margin	31.1%	39.0%	32.8%	41.1%
Net Loss	$(51.9)	$(2.1)	$(199.9)	$(201.2)
Net Loss Per Share	$(0.20)	$(0.01)	$(0.78)	$(0.83)
Non-GAAP Results
Gross Margin	32.0%	40.1%	33.9%	42.2%
Net Income (Loss)	$(26.7)	$10.0	$(100.5)	$(85.1)
Net Income (Loss) Per Share	$(0.10)	$0.04	$(0.39)	$(0.35)
Adjusted EBITDA	$(19.4)	$21.0	$(93.5)	$(81.0)
Devices Sold	3.5	3.5	10.0	8.4

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. Please note that certain terms used here, including “active user,” “activations,” and “repeat users,” are defined in our Annual Report on Form 10-K for the full year ended December 31, 2018 or our most recently filed Quarterly Report on Form 10-Q.

Third Quarter 2019 Financial Highlights

•	Sold 3.5 million devices. Overall revenue declined 12% year-over-year driven by a 12% decline in pricing and flat year-over-year growth in devices sold. Average selling price per device sold was $96.

•
Smartwatch revenue increased year-over-year and represented 58% of revenue. With no new trackers launched in the third quarter and facing a difficult comparison from the launch of Charge 3 last year, tracker revenue declined and represented 39% of total revenue. Accessory and non-device revenue represented 3% of revenue.

•	Fitbit Health Solutions revenue grew 10% in the quarter, producing $73 million in revenue for the year-to date period, up 31% year-over-year.

•	Consumer direct business Fitbit.com grew 23% to $27 million.

•	U.S. revenue represented 60% of total revenue or $207 million, down 10% year-over-year.

•
International revenue represented 40% of total revenue and declined 14% to $141 million: APAC revenue grew 19% to $41 million; EMEA revenue declined 20% to $83 million; Americas excluding U.S. revenue declined 33% to $17 million (all on a year-over-year basis).

•	New devices introduced in the past 12 months, Fitbit InspireTM, Fitbit Inspire HRTM, Fitbit Ace 2TM, Fitbit Versa Lite EditionTM, and Fitbit Versa 2 TM represented 61% of revenue.

•
GAAP gross margin was 31.1% and non-GAAP gross margin was 32.0%. Both GAAP and non-GAAP gross margin were negatively impacted by lower average selling prices driven by increased promotions, the mix shift to smartwatches, higher hosting costs, higher warranty costs, and fixed cost de-leveraging.

•
GAAP operating expenses represented 46% of revenue, declining 7% year-over-year to $160 million, and non-GAAP operating expenses represented 41% of revenue, declining 4% year-over-year to $143 million.

Third Quarter and Other 2019 Operational Highlights

•	Active users grew 9% year-over-year.

•	45% of activations came from repeat users; of the repeat users, 52% came from users who were inactive for 90 days or more. Active users increased year-over-year.

•	Fitbit devices will be expanding to 59 Medicare Advantage plans in 2020 as a fully covered benefit from 42 plans.

•
Fitbit announced two disease detection partnerships, Fibricheck and Bristol-Meyers Squibb Pfizer Alliance, to target chronic condition areas and raise awareness and support from screening to diagnosis for heart rhythm irregularities and atrial fibrillation.

•
Fitbit launched Fitbit Premium, a paid membership in the Fitbit app that uses consumer’s unique data to deliver personalized, actionable guidance. The offering can be purchased separately at $9.99 per month, $79.99 per year, or bundled together with a device.

Fitbit Acquisition by Google
On November 1, 2019, Fitbit announced that it had entered into a definitive agreement to be acquired by Google LLC in an all-cash transaction that values the company at a fully diluted equity value of approximately $2.1 billion. Under the terms of the agreement, the company’s stockholders will receive $7.35 per share in cash upon the closing of the transaction. The transaction is expected to close in 2020, subject to customary closing conditions, including approval by Fitbit’s stockholders and regulatory approvals.
Due to the pending acquisition by Google, Fitbit does not plan to host an earnings call nor provide forward-looking guidance.

Additional Information and Where to Find It
In connection with the proposed acquisition, Fitbit will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary and definitive proxy statement. Promptly after filing the definitive proxy statement, Fitbit will mail the definitive proxy statement and a proxy card to the stockholders of Fitbit. FITBIT’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders of Fitbit will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at www.Fitbit.com.
Additionally, Fitbit will file other relevant materials in connection with the proposed acquisition of Fitbit by Google pursuant to the terms of an Agreement and Plan of Merger, by and among Fitbit, Google and Magnoliophyta Inc. (the “Merger Agreement”). Fitbit and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Fitbit stockholders in connection with the proposed acquisition. Stockholders of Fitbit may obtain more detailed information regarding the names, affiliations and interests of certain of Fitbit’s executive officers and directors in the solicitation by reading Fitbit’s most recent Annual Report on Form 10-K, which was filed with the SEC on March 1, 2019 and the proxy statement for Fitbit’s 2019 annual meeting of stockholders, which was filed with the SEC on April 11, 2019. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Fitbit’s Investor Relations website at www.Fitbit.com. Information concerning the interests of Fitbit’s participants in the solicitation, which may, in some cases, be different than those of Fitbit’s stockholders generally, will be set forth in the definitive proxy statement relating to the proposed transaction when it becomes available.

Forward Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: the anticipated continued growth of Fitbit’s community of users; any statements regarding the expected timing of the completion of the transaction; the ability of Google and Fitbit to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; the expected benefits and costs of the proposed transaction; any statements concerning the expected development or competitive performance relating to Fitbit’s products and services; any statements regarding Google’s future intention with Fitbit; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by Fitbit’s stockholders and the receipt of certain governmental and regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Fitbit related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement).

Additional risks and uncertainties are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2018 and our most recently filed Quarterly Report on Form 10-Q which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Once filed with the SEC, additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2019. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on such statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating loss before income taxes, non-GAAP net loss, non-GAAP basic/diluted net loss per share, non-GAAP free cash flow, non-GAAP effective tax rate, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income, net, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe they have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters.

•
Amortization of intangible assets relates to our acquisitions of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe they have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.

•
We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in our business and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. Free cash flow is not prepared in accordance with U.S. GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Charge 3™, Fitbit Inspire HR™, Fitbit Inspire™, and Fitbit Ace 2™ activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ family of smartwatches, Fitbit Flyer™ wireless headphones, and Fitbit Aria 2™ Wi-Fi Smart Scale. Fitbit products are carried in approximately 39,000 retail stores and in 100+ countries around the globe. Powered by one of the world’s largest health and fitness social networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

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Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018

Revenue	$347,200	$393,575	$932,646	$940,784
Cost of revenue	239,248	240,061	627,027	554,132
Gross profit	107,952	153,514	305,619	386,652
Operating expenses:
Research and development	65,693	79,840	213,651	256,223
Sales and marketing	71,296	66,676	222,972	239,573
General and administrative	23,083	24,812	74,640	91,111
Total operating expenses	160,072	171,328	511,263	586,907
Operating loss	(52,120)	(17,814)	(205,644)	(200,255)
Interest income, net	2,388	2,072	8,476	5,599
Other income (expense), net	(492)	(5,141)	1,242	(2,366)
Loss before income taxes	(50,224)	(20,883)	(195,926)	(197,022)
Income tax expense (benefit)	1,669	(18,827)	3,950	4,179
Net loss	$(51,893)	$(2,056)	$(199,876)	$(201,201)
Net loss per share:
Basic	$(0.20)	$(0.01)	$(0.78)	$(0.83)
Diluted	$(0.20)	$(0.01)	$(0.78)	$(0.83)
Shares used to compute net loss per share:
Basic	258,753	245,838	256,046	242,746
Diluted	258,753	245,838	256,046	242,746

FITBIT, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	September 28, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$287,431	$473,956
Marketable securities	214,817	249,493
Accounts receivable, net	345,562	414,209
Inventories	245,096	124,871
Income tax receivable	965	6,957
Prepaid expenses and other current assets	33,376	42,325
Total current assets	1,127,247	1,311,811
Property and equipment, net	88,232	106,286
Operating lease right-of use-assets	71,529	—
Goodwill	60,979	60,979
Intangible assets, net	17,519	23,620
Deferred tax assets	3,925	4,489
Other assets	7,170	8,362
Total assets	$1,376,601	$1,515,547
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$263,181	$251,657
Accrued liabilities	365,812	437,234
Operating lease liabilities	23,313	—
Deferred revenue	28,076	29,400
Income taxes payable	986	1,092
Total current liabilities	681,368	719,383
Long-term deferred revenue	6,174	7,436
Long-term operating lease liabilities	70,202	—
Other liabilities	29,883	52,790
Total liabilities	787,627	779,609

Stockholders’ equity:
Class A and Class B common stock	26	25
Additional paid-in capital	1,107,659	1,055,046
Accumulated other comprehensive income (loss)	232	(66)
Accumulated deficit	(518,943)	(319,067)
Total stockholders’ equity	588,974	735,938
Total liabilities and stockholders’ equity	$1,376,601	$1,515,547

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Cash Flows from Operating Activities
Net loss	$(51,893)	$(2,056)	$(199,876)	$(201,201)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	(19)	41	29	37
Provision for inventory obsolescence	1,041	1,005	5,163	9,019
Depreciation	13,109	11,816	43,215	35,388
Non-cash lease expense	6,346	—	17,961	—
Write-off of property and equipment	(1)	28	169	7,513
Amortization of intangible assets	1,979	2,061	6,100	5,866
Stock-based compensation	18,084	24,115	59,175	73,613
Deferred income taxes	484	(391)	618	(1,690)
Impairment of equity investment	—	6,000	—	6,000
Other	(212)	(278)	(50)	(693)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	(86,944)	(83,968)	68,617	80,227
Inventories	(84,317)	(55,847)	(125,500)	(80,064)
Prepaid expenses and other assets	(2,135)	85,732	11,872	123,356
Fitbit force recall reserve	106	(104)	242	(395)
Accounts payable	112,343	80,541	11,826	16,357
Accrued liabilities and other liabilities	37,095	6,220	(61,005)	(67,813)
Lease liabilities	(7,398)	—	(20,975)	—
Deferred revenue	889	(26)	(2,586)	(9,649)
Income taxes payable	407	(16,148)	(107)	5,653
Net cash provided by (used in) operating activities	(41,036)	58,741	(185,112)	1,524
Cash Flows from Investing Activities
Purchase of property and equipment	(15,450)	(11,650)	(26,277)	(40,174)
Purchases of marketable securities	(67,474)	(60,174)	(287,969)	(284,986)
Sales of marketable securities	—	19,250	2,016	93,020
Maturities of marketable securities	82,703	72,748	322,132	309,323
Acquisition, net of cash acquired	(2,625)	—	(2,625)	(13,646)
Net cash provided by (used in) investing activities	(2,846)	20,174	7,277	63,537
Cash Flows from Financing Activities
Repayment of debt	—	—	—	(747)
Financing lease	(1,302)	—	(2,239)	—
Proceeds from issuance of common stock	232	903	7,044	11,641
Taxes paid related to net share settlement of restricted stock units	(2,846)	(5,697)	(13,495)	(15,684)
Net cash used in financing activities	(3,916)	(4,794)	(8,690)	(4,790)
Net increase (decrease) in cash and cash equivalents	(47,798)	74,121	(186,525)	60,271
Cash and cash equivalents at beginning of period	335,229	328,116	473,956	341,966
Cash and cash equivalents at end of period	$287,431	$402,237	$287,431	$402,237

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Non-GAAP gross profit:
GAAP gross profit	$107,952	$153,514	$305,619	$386,652
Stock-based compensation expense	1,446	1,999	4,397	5,129
Impact of restructuring	—	—	190	—
Intangible assets amortization	1,773	2,304	5,480	5,336
Non-GAAP gross profit	$111,171	$157,817	$315,686	$397,117

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	31.1%	39.0%	32.8%	41.1%
Stock-based compensation expense	0.4	0.5	0.5	0.5
Intangible assets amortization	0.5	0.6	0.6	0.6
Non-GAAP gross margin	32.0%	40.1%	33.9%	42.2%

Non-GAAP research and development:
GAAP research and development	$65,693	$79,840	$213,651	$256,223
Stock-based compensation expense	(10,557)	(14,097)	(34,437)	(43,858)
Impact of restructuring	—	—	(1,550)	—
Non-GAAP research and development	$55,136	$65,743	$177,664	$212,365

Non-GAAP sales and marketing expense:
GAAP sales and marketing	$71,296	$66,676	$222,972	$239,573
Stock-based compensation expense	(2,587)	(3,638)	(8,900)	(10,996)
Impact of restructuring	—	—	(589)	—
Intangible assets amortization	(135)	315	(406)	(316)
Non-GAAP sales and marketing	$68,574	$63,353	$213,077	$228,261

Non-GAAP general and administrative expense:
GAAP general and administrative	$23,083	$24,812	$74,640	$91,111
Stock-based compensation expense	(3,494)	(4,381)	(11,441)	(13,630)
Litigation expense	—	—	—	(765)
Impact of restructuring	—	—	(129)	—
Intangible assets amortization	(71)	(71)	(214)	(214)
Non-GAAP general and administrative	$19,518	$20,360	$62,856	$76,502

Non-GAAP operating expenses:
GAAP operating expenses	$160,072	$171,328	$511,263	$586,907
Stock-based compensation expense	(16,638)	(22,116)	(54,778)	(68,484)
Litigation expense	—	—	—	(765)
Impact of restructuring	—	—	(2,268)	—
Intangible assets amortization	(206)	244	(620)	(530)
Non-GAAP operating expenses	$143,228	$149,456	$453,597	$517,128

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Non-GAAP operating income (loss) and income (loss) before income taxes:
GAAP operating loss	$(52,120)	$(17,814)	$(205,644)	$(200,255)
Stock-based compensation expense	18,084	24,115	59,175	73,613
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Intangible assets amortization	1,979	2,060	6,100	5,866
Non-GAAP operating income (loss)	(32,057)	8,361	(137,911)	(120,011)
Interest income, net	2,388	2,072	8,476	5,599
Other income (expense), net	(492)	(5,141)	1,242	(2,366)
Non-GAAP income (loss) before income taxes	$(30,161)	$5,292	$(128,193)	$(116,778)

Non-GAAP net income (loss) and net income (loss) per share:
Net loss	$(51,893)	$(2,056)	$(199,876)	$(201,201)
Stock-based compensation expense	18,084	24,115	59,175	73,613
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Impairment of equity investment	—	6,000	—	6,000
Intangible assets amortization	1,979	2,060	6,100	5,866
Income tax effect of non-GAAP adjustments	5,141	(20,077)	31,615	29,810
Non-GAAP net income (loss)	$(26,689)	$10,042	$(100,528)	$(85,147)

GAAP diluted shares	258,753	245,838	256,046	242,746
Other dilutive equity awards	—	14,509	—	—
Non-GAAP diluted shares	258,753	260,347	256,046	242,746
Non-GAAP diluted net income (loss) per share	$(0.10)	$0.04	$(0.39)	$(0.35)

Free cash flow:
Net cash provided by (used in) operating activities	$(41,036)	$58,741	$(185,112)	$1,524
Purchases of property and equipment	(15,450)	(11,650)	(26,277)	(40,174)
Free cash flow	$(56,486)	$47,091	$(211,389)	$(38,650)
Net cash provided by (used in) investing activities	$(2,846)	$20,174	$7,277	$63,537
Net cash used in financing activities	$(3,916)	$(4,794)	$(8,690)	$(4,790)

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Adjusted EBITDA:
Net loss	$(51,893)	$(2,056)	$(199,876)	$(201,201)
Stock-based compensation expense	18,084	24,115	59,175	73,613
Litigation expense	—	—	—	765
Impact of restructuring	—	—	2,458	—
Impairment of equity investment	—	6,000	—	6,000
Depreciation and intangible assets amortization	15,089	13,877	49,314	41,254
Interest income, net	(2,388)	(2,072)	(8,476)	(5,599)
Income tax expense (benefit)	1,669	(18,827)	3,950	4,179
Adjusted EBITDA	$(19,439)	$21,037	$(93,455)	$(80,989)

Stock-based compensation expense:
Cost of revenue	$1,446	$1,999	$4,397	$5,129
Research and development	10,557	14,097	34,437	43,858
Sales and marketing	2,587	3,638	8,900	10,996
General and administrative	3,494	4,381	11,441	13,630
Total stock-based compensation expense	$18,084	$24,115	$59,175	$73,613

FITBIT, INC.
Revenue by Geographic Region
(In thousands)
(unaudited)
	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
United States	$206,654	$230,171	$522,607	$552,118
Americas, excluding United States	16,722	24,799	51,227	56,737
Europe, Middle East, and Africa	82,951	104,186	257,612	234,693
APAC	40,873	34,419	101,200	97,236
Total	$347,200	$393,575	$932,646	$940,784